Exhibit 10.10

AMENDMENT TO THE

EMPLOYMENT AGREEMENT

BETWEEN

USA COMPRESSION PARTNERS, LLC AND DENNIS J. MOODY

This Amendment (this “Amendment”), effective as of the 20th day of December, 2011 (the “Amendment Date”), to that certain Employment Agreement between USA Compression Partners, LLC (the “Company”) and Dennis J. Moody (the “Employee”) dated as of December 23, 2010 (the “Employment Agreement”), is by and between the Company and the Employee.  Except as set forth in this Amendment, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

WITNESSETH

WHEREAS, the Company and the Employee previously entered into the Employment Agreement; and

WHEREAS, the Company and the Employee desire to amend the terms of the Employment Agreement as set forth herein in order to modify the title and responsibilities of the Employee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company hereby agree as of the Amendment Date to the following:

1.               Employee.  Section 1 of the Employment Agreement is amended and restated as follows:

“During the Employment Period (as defined in Section 4 below), the Company shall employ Employee, and Employee shall serve, as Vice President — Operations Services of the Company.”

2.               Duties and Responsibilities of Employee.  The second sentence of Section 2(a) of the Employment Agreement is amended and restated as follows:

“Employee’s duties will include those normally incidental to the positions of Vice President - Operations Services, as well as whatever additional duties may be assigned to Employee by the Chief Operating Officer, the Chief Executive Officer or the Board, which duties may include, without limitation, providing services to members of the Company Group in addition to the Company.”

3.               No Other Amendment.  Except as expressly set forth in this Amendment, the Employment Agreement, shall remain unchanged and shall continue in full force and effect according to its terms.

4.               Acknowledgement.  The Employee acknowledges and agrees that he has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on the Employee and the Company.

5.               Counterparts.  This Amendment may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.

IN WITNESS WHEREOF, the Employee has hereunto set the Employee’s hand and the Company has caused this Amendment to be executed in its name on its behalf, all as of the Amendment Date.

USA COMPRESSION PARTNERS, LLC

By:	/s/ Eric D. Long
Eric D. Long
President and Chief Executive Officer

EMPLOYEE

/s/ Dennis J. Moody
Dennis J. Moody